Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of IN8bio, Inc. of our report dated March 31, 2021, on our audits of the financial statements of IN8bio, Inc. as of December 31, 2020 and 2019 and for the years then ended which appears in IN8bio, Inc.’s Registration on Form S-1, as amended (File No. 333-249530).

/s/ CohnReznick LLP

Tysons, Virginia

September 9, 2021